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Ref:  E:\Randgold\004bARMI_let.doc

                                                      19 August, 2005

THE DIRECTORS
RANDGOLD RESOURCES LIMITED
LA MOTTE CHAMBERS
LA MOTTE ST.
ST HELIER
JERSEY
JE1 1BJ

Dear Sirs

           RE: RANDGOLD RESOURCES LIMITED: AUGUST 2005 RESERVE REVIEW

BACKGROUND

This is a letter as requested to present the findings of our review of the
Proven and Probable Ore Reserves at the Morila and Loulo Projects as at
end-December 2004 and end-June 2005 respectively. These are tabulated below. In each case these have been presented in accordance with the definitions given in
"Description of Property by Issuers Engaged or to be engaged in Significant
Mining Operations Guide 7" (Guide 7). Further, we consider that the material classed as Proven and Probable Ore Reserves respectively would in this case be similarly classed as Proven and Probable Mineral Reserves as these terms are defined in National Instrument 43-101.

For the record SRK Consulting (SRK) is international group which comprises over
500 professional staff offering expertise in a wide range of engineering and scientific disciplines. The SRK Group's independence is ensured by the fact that it holds no equity in any project and that its ownership rests solely with its staff. SRK has offices in the UK, South Africa, North and South America, Canada,
China and Australia.

This particular letter has been compiled by Dr Mike Armitage, Managing Director of SRK Consulting's UK practice but draws upon input from experts based at it's
UK and South Africa practices. Dr Mike Armitage is a Chartered Engineer, a
Chartered Geologist and a Member of the Institution of Materials, Mining and
Metallurgy and has over twenty years experience in undertaking and auditing reserve estimates, particularly for gold deposits, throughout the world.

MORILA

The following table gives the Ore Reserve statement for Morila as of December
2004. This estimate was derived by Anglogold Ashanti, Randgold's JV partner. SRK has, however, reviewed this and considers it to have been derived in an appropriate manner and that it conforms to the definitions of Guide 7. Morila has been an operating gold mine since late 2000.

STEFFEN, ROBERTSON AND KIRSTEN (UK) LTD.   Registered Address:   Offices in:
                                           21 Gold Tops,         Australia
Registered in England and Wales            Newport,              North America
                                           Gwent.                Southern Africa
Reg. No. 1575403                           NP9 4PG               South America
                                                                 United Kingdom

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SRK has been involved at Morila since 1998 when it was appointed as Independent
Engineer to audit the project on behalf of a loan syndicate. SRK's original brief was to prepare audited cash flow forecasts and reserve statements for the operation. SRK continued in this role though the commissioning and completion test period. SRK last visited the mine in 2004 to audit the end-December 2003
Ore Reserve estimate on behalf of Anglogold Ashanti.

The Ore Reserve statement given below is based on an end-December 2004 Mineral
Resource Statement and Life of Mine Report. It includes a portion of stockpiled ore and is based on a gold price of US$375/ounce and incorporates mining dilution of 10%, mining losses of 5% and a metallurgical recovery of 91%. The assumed operating costs reflect actual data at the mine and are US$1.94/tonne for mining, US$12.18/t for processing and US$2.74/tonne for administration. The overall cut-off grade was 1.4 g/t Au.

MORILA ORE RESERVE STATEMENT
--------------------------------------------------------------------------------
                             TONNES          GOLD GRADE         GOLD OUNCES
  RESERVE CATEGORY         (MILLIONS)          (G/T)             (MILLIONS)
--------------------------------------------------------------------------------
  Proven                     11.92              3.4                 1.30
  Probable                   13.87              2.9                 1.28
  TOTAL                      25.79              3.1                 2.58
--------------------------------------------------------------------------------

LOULO

Open Pit mining at Loulo commenced this year and the process plant is due for completion this quarter. SRK was involved in the feasibility study for this mine and has recently completed a study investigating the feasibility of also establishing an underground mine. The Open Pit Ore Reserve given below has been derived by Randgold itself and reviewed by SRK. The Underground Ore Reserve given below has been derived directly by SRK. SRK considers that in both cases these have been derived in an appropriate manner and that they conform to the definitions of Guide 7.

The Open Pit Ore Reserve estimate is based on a gold price of US$390/ounce
(which reflects Randgold's hedging programme), mining dilution of 10% and losses of 3% and varying metallurgical recoveries of between 81% and 95% reflecting the different ore types. The average assumed mining cost was US$1.45/tonne, varying processing of costs of between US$7.53/tonne and US$10.34/tonne and an administration cost of US$3.0/tonne. The cut-off varies between 0.65 g/t Au and
0.98 g/t Au.

The Underground Ore Reserve is based on a gold price of US$420/ounce, mining dilution of 10 and a metallurgical recovery of 90%. It also assumes a mining cost of US$15/tonne, a processing cost of US$10.50/tonne and an administration cost of US$3.0/tonne. The cut-off grade was 3 g/t Au. The assumed mining method is a form of sublevel open stoping.

LOULO ORE RESERVE STATEMENT
--------------------------------------------------------------------------------
                             TONNES          GOLD GRADE         GOLD OUNCES
  RESERVE CATEGORY         (MILLIONS)          (G/T)             (MILLIONS)
--------------------------------------------------------------------------------
  LOULO OPEN PIT
  Proven                      7.37              3.6                 0.86
  Probable                    0.35              2.7                 0.03
  LOULO UNDERGROUND
  Proven                        -                -                   -
  Probable                    5.14              4.0                 0.66
  YALEA OPEN PIT
  Proven                      6.26              3.8                 0.76
--------------------------------------------------------------------------------

STEFFEN, ROBERTSON AND KIRSTEN (UK) LTD.   Registered Address:   Offices in:
                                           21 Gold Tops,         Australia
Registered in England and Wales            Newport,              North America
                                           Gwent.                Southern Africa
Reg. No. 1575403                           NP9 4PG               South America
                                                                 United Kingdom

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--------------------------------------------------------------------------------
  Probable                     1.19             5.0                 0.19
  YALEA UNDERGROUND
  Proven                         -               -                   -
  Probable                     8.40             6.9                 1.86
  TOTAL                       28.72             4.7                 4.37
--------------------------------------------------------------------------------

CONCLUDING REMARKS

In SRK's opinion, the Ore Reserves presented above for both Morila and Loulo have been derived in an appropriate manner and conform to the definitions of
Guide 7.

The observations, comments and conclusions presented in this letter represent
SRK's opinion as of August 2005. SRK requires to be able to approve any extract from this report which may be presented in any public domain literature or which is used for the purposes of financing or presentation to third parties.

FOR AND ON BEHALF OF SRK CONSULTING (UK) LIMITED

/s/ Dr. Mike Armitage
-------------------------------
DR MIKE ARMITAGE
MANAGING DIRECTOR SRK (UK) LTD.

STEFFEN, ROBERTSON AND KIRSTEN (UK) LTD.   Registered Address:   Offices in:
                                           21 Gold Tops,         Australia
Registered in England and Wales            Newport,              North America
                                           Gwent.                Southern Africa
Reg. No. 1575403                           NP9 4PG               South America
                                                                 United Kingdom